Contact:
--------
Patricia A. Spinella/Investor Relations - 201-847-5453
Colleen White/Corporate Communications - 201-847-5369


          BD ANNOUNCES FISCAL FIRST QUARTER REVENUE AND EARNINGS GROWTH

      Results Include Charge of 11 Cents Per Share Related to Actions Taken
              In Connection With Blood Glucose Monitoring Products

Franklin Lakes, NJ (January 29, 2004) - BD (Becton, Dickinson and Company) (NYSE: BDX) today reported record revenues of $1.2 billion for the fiscal first quarter ended December 31, 2003, an increase of 14 percent from the same period a year ago. Revenue growth in all segments benefited from favorable foreign currency translation, particularly with respect to the Euro. Excluding the favorable impact of foreign exchange rates, revenues increased 7 percent.

Diluted earnings per share and net income for the quarter were 48 cents and $125 million, respectively. For the same period in fiscal 2003, diluted earnings per share and net income were 43 cents and $114 million, respectively. Included in the first quarter results of fiscal 2004 was a charge of $45 million related to certain actions taken in connection with our blood glucose monitoring products, which are sold by the BD Medical segment. This charge reduced net income by $28 million and diluted earnings per share by 11 cents. Excluding the charge of 11 cents, fully diluted earnings per share for the quarter were 59 cents.

"BD's strong underlying performance was the result of solid revenue growth and continued improvement in operating effectiveness. Sales growth was driven, in particular, by exceptionally strong sales of respiratory and flu diagnostic tests, as well as our broad line of safety-engineered products, immunocytometry instruments and reagents, and the BD ProbeTec'TM' ET system," said Edward J. Ludwig, BD Chairman, President and Chief Executive Officer. "We are also pleased that our gross profit margin, excluding the blood glucose monitoring charge, continues to improve."

The $45 million charge for blood glucose monitoring products, recorded in cost of products sold, includes a reserve established in connection with the planned voluntary recall of certain lots of test strips, to be announced separately today, and the write-off of certain test strip inventories. The charge also reflects the Company's decision to focus its sales and marketing efforts on the BD Logic'TM' and Paradigm Link'TM' blood glucose meters, and to discontinue supply of the BD Latitude'TM' system product offering in the U.S., resulting in a write-off of related blood glucose meters and fixed assets.

BD is undertaking the product recall and related inventory write-off as a result of a product performance issue that recently emerged. The issue involves an increase in the frequency of "E3" messages during blood glucose testing. E3 messages are a protective feature of the meter to signal that the meter is unable to obtain a reading from the test strip for various reasons. Based upon internal testing, it was determined that certain test strip lots were not performing within BD's specifications for E3 messages. To maintain the highest product quality standards and ensure customer satisfaction, BD decided to recall the affected lots and dispose of non-conforming product in inventory. BD has a sufficient remaining quantity of test strips in inventory to replace the recalled product and to continue supplying the market. As a result, the Company anticipates that any customer impacts from these actions will be short term in nature.


Segment Results

In the BD Medical segment, worldwide revenues of $627 million increased 10 percent in the quarter, driven by U.S. safety-engineered product sales of $112 million, versus $100 million in the prior year's quarter. The overall growth rate in the segment was partly affected by reduced sales of certain conventional devices in the U.S. due to the transition to safety-engineered devices and sales growth in the Pharmaceutical Systems unit being lower than recent quarters.

In the BD Diagnostics segment, worldwide revenues increased 21 percent for the quarter to $401 million. Revenue growth of 11 percent in the Preanalytical Systems unit of the segment was due primarily to strong U.S. safety-engineered product sales, which were $76 million, versus $65 million in the prior year's quarter, and which were partly affected by reduced sales of certain conventional devices in the U.S. due to the transition to safety-engineered devices. Revenues in the Diagnostic Systems unit of the segment grew 31 percent based on exceptionally strong sales of respiratory and flu diagnostic tests in Japan and the U.S., and an increase in worldwide sales of the BD ProbeTec'TM' ET molecular diagnostic platform.

Revenues in the BD Biosciences segment grew 16 percent to $172 million for the quarter. These results reflected strong sales of the BD FACSAria'TM' cell sorter, which BD Biosciences began shipping at the end of the second fiscal quarter of 2003, along with strong sales of flow cytometry reagents. This growth was partly affected by continued weak demand of certain Clontech reagents.

Geographic Results

On a geographic basis, first quarter revenues in the U.S. increased 6 percent to $592 million. Revenues outside the U.S. of $608 million grew 23 percent, or 9 percent at constant foreign exchange rates. International revenues in the first quarter benefited from strong performance in Japan, which experienced exceptionally strong sales of respiratory and flu diagnostic tests.

Fiscal 2004 Outlook

The Company estimates diluted earnings per share for fiscal 2004, including the charge of 11 cents per share for blood glucose monitoring products, will increase in the range of 10 to12 percent. This estimate is based on fiscal 2003 pro forma earnings per share of $2.15, which excludes 8 cents of non-cash charges related to the write-down of certain intangible assets and inventory in the BD Biosciences segment. The Company estimates that second quarter diluted earnings per share will increase approximately 10 to 12 percent, based on fiscal second quarter 2003 diluted earnings per share of $0.54.

Conference Call Information

A conference call regarding BD's first quarter results and its expectations for the second quarter and full fiscal year will be broadcast live on BD's website, www.bd.com/investors, at 10:00 a.m. (ET) Thursday, January 29, 2004. The conference call will be available for replay on BD's website www.bd.com/investors or at 1-888-568-0139 (domestic) and 1-402-530-7805
(international) through the close of business on February 5, 2004.

This news release contains certain non-GAAP financial measures. A reconciliation of these and other measures to the comparable GAAP measures is included in this release and in the attached financial tables.


BD is a medical technology company that serves healthcare institutions, life science researchers, clinical laboratories, industry and the general public. BD manufactures and sells a broad range of medical supplies, devices, laboratory equipment and diagnostic products. For the fiscal year ended September 30, 2003, BD reported total revenues of $4.528 billion.

                                       ***

This press release, including the section entitled "Fiscal 2004 Outlook," contains certain forward-looking statements (as defined under Federal securities laws) regarding BD's performance, including future revenues, products and income, or events or developments that BD expects to occur or anticipates occurring in the future. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. Factors that could cause actual results to vary materially from any forward-looking statement include, but are not limited to: competitive factors; pricing and market share pressures; uncertainties of litigation; changes in BD's sales volume and product mix; BD's ability to achieve its cost savings objectives; changes in regional, national or foreign economic conditions; increases in energy costs; fluctuations in costs and availability of raw materials and in BD's ability to maintain favorable supplier arrangements and relationships; changes in interest or foreign currency exchange rates; delays in product introductions; and changes in health care or other governmental regulation, as well as other factors discussed in this press release and in BD's filings with the Securities and Exchange Commission. We do not intend to update any forward-looking statements.

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in thousands, except per-share data)



                                               Three Months Ended December 31,
                                          2003            2002            % Change
------------------------------------------------------------------------------------
REVENUES                               $1,199,531      $1,051,648          14.1%

Cost of products sold                     640,884         550,039          16.5%
Selling and administrative                329,620         284,181          16.0%
Research and development                   60,653          59,845           1.4%
---------------------------------------------------------------------------------
TOTAL OPERATING COSTS
     AND EXPENSES                       1,031,157         894,065          15.3%
---------------------------------------------------------------------------------
OPERATING INCOME                          168,374         157,583           6.8%

Interest expense, net                      (8,929)         (8,633)          3.4%
Other income (expense), net                   (46)             84             NM
---------------------------------------------------------------------------------
INCOME BEFORE
     INCOME TAXES                         159,399         149,034           7.0%

Income tax provision                       33,997          35,396          -4.0%
---------------------------------------------------------------------------------
NET INCOME                             $  125,402      $  113,638          10.4%
---------------------------------------------------------------------------------
EARNINGS PER SHARE

     Basic                             $     0.50      $     0.44          13.6%
     Diluted                           $     0.48      $     0.43          11.6%
---------------------------------------------------------------------------------
AVERAGE SHARES OUTSTANDING

     Basic                                252,132         255,286
     Diluted                              261,872         263,081
---------------------------------------------------------------------------------
NM - Not Meaningful

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY SEGMENT AND GEOGRAPHIC AREA
(Unaudited; Amounts in thousands)


                                              Three Months Ended December 31,
                                           2003            2002         % Change
                                      -------------------------------------------
BD MEDICAL
   United States                       $  303,748      $  296,426           2.5%
   International                          323,120         275,211          17.4%
---------------------------------------------------------------------------------
TOTAL                                  $  626,868      $  571,637           9.7%
---------------------------------------------------------------------------------

BD DIAGNOSTICS
   United States                       $  212,917      $  191,532          11.2%
   International                          188,028         140,122          34.2%
---------------------------------------------------------------------------------
TOTAL                                  $  400,945      $  331,654          20.9%
---------------------------------------------------------------------------------

BD BIOSCIENCES
   United States                       $   75,029      $   69,337           8.2%
   International                           96,689          79,020          22.4%
---------------------------------------------------------------------------------
TOTAL                                  $  171,718      $  148,357          15.7%
---------------------------------------------------------------------------------

TOTAL REVENUES
   United States                       $  591,694      $  557,295           6.2%
   International                          607,837         494,353          23.0%
---------------------------------------------------------------------------------
TOTAL                                  $1,199,531      $1,051,648          14.1%
---------------------------------------------------------------------------------


BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND MAJOR PRODUCT GROUPS
Three Months Ended December 31,
(Unaudited; Amounts in thousands)


                                                      United States
                                       -------------------------------------------
                                          2003           2002           % Change
                                       -------------------------------------------
BD MEDICAL
   Medical Surgical Systems            $198,519       $ 192,751           3.0%
   Diabetes Care                         74,849          75,496          -0.9%
   Pharmaceutical Systems                24,355          21,527          13.1%
   Ophthalmic Systems                     6,025           6,652          -9.4%
----------------------------------------------------------------------------------
TOTAL                                  $303,748       $ 296,426           2.5%
----------------------------------------------------------------------------------

BD DIAGNOSTICS
   Preanalytical Systems               $106,627       $ 101,023           5.5%
   Diagnostic Systems                   106,290          90,509          17.4%
----------------------------------------------------------------------------------
TOTAL                                  $212,917       $ 191,532          11.2%
----------------------------------------------------------------------------------

BD BIOSCIENCES
   Discovery Labware                   $ 23,415       $  23,120           1.3%
   Immunocytometry Systems               28,768          23,199          24.0%
   Clontech                               6,853           7,863         -12.8%
   Pharmingen                            15,993          15,155           5.5%
----------------------------------------------------------------------------------
TOTAL                                  $ 75,029       $  69,337           8.2%
----------------------------------------------------------------------------------

TOTAL UNITED STATES                    $591,694       $ 557,295           6.2%
----------------------------------------------------------------------------------




                                                                  International
                                      -----------------------------------------------------------------------
                                                                            % Change
                                                                    --------------------------
                                         2003            2002          Reported      FX Neutral    FX Impact
                                      -----------------------------------------------------------------------
BD MEDICAL
   Medical Surgical Systems            $176,324        $152,768          15.4%           3.4%         12.0%
   Diabetes Care                         58,177          44,049          32.1%          15.4%         16.7%
   Pharmaceutical Systems                80,844          71,718          12.7%          -3.3%         16.0%
   Ophthalmic Systems                     7,775           6,676          16.5%           3.9%         12.6%
-----------------------------------------------------------------------------------------------------------
TOTAL                                  $323,120        $275,211          17.4%           3.6%         13.8%
-----------------------------------------------------------------------------------------------------------

BD DIAGNOSTICS
   Preanalytical Systems               $ 78,353        $ 66,180          18.4%           4.6%         13.8%
   Diagnostic Systems                   109,675          73,942          48.3%          33.3%         15.0%
-----------------------------------------------------------------------------------------------------------
TOTAL                                  $188,028        $140,122          34.2%          19.7%         14.5%
-----------------------------------------------------------------------------------------------------------

BD BIOSCIENCES
   Discovery Labware                   $ 21,468        $ 18,755          14.5%           1.2%         13.3%
   Immunocytometry Systems               53,376          40,853          30.7%          16.9%         13.8%
   Clontech                               7,500           7,892          -5.0%         -15.3%         10.3%
   Pharmingen                            14,345          11,520          24.5%           8.5%         16.0%
-----------------------------------------------------------------------------------------------------------
TOTAL                                  $ 96,689        $ 79,020          22.4%           8.7%         13.7%
-----------------------------------------------------------------------------------------------------------

TOTAL INTERNATIONAL                    $607,837        $494,353          23.0%           9.0%         14.0%
-----------------------------------------------------------------------------------------------------------

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND MAJOR PRODUCT GROUPS
Three Months Ended December 31, (continued)
(Unaudited; Amounts in thousands)




                                                                           Total
                                        ------------------------------------------------------------------------
                                                                              % Change
                                                                     ---------------------------
                                           2003            2002         Reported       FX Neutral    FX Impact
                                        ------------------------------------------------------------------------

BD MEDICAL
   Medical Surgical Systems            $  374,843      $  345,519           8.5%           3.2%          5.3%
   Diabetes Care                          133,026         119,545          11.3%           5.1%          6.2%
   Pharmaceutical Systems                 105,199          93,245          12.8%           0.5%         12.3%
   Ophthalmic Systems                      13,800          13,328           3.5%          -2.8%          6.3%
---------------------------------------------------------------------------------------------------------------
TOTAL                                  $  626,868      $  571,637           9.7%           3.0%          6.7%
---------------------------------------------------------------------------------------------------------------

BD DIAGNOSTICS
   Preanalytical Systems               $  184,980      $  167,203          10.6%           5.2%          5.4%
   Diagnostic Systems                     215,965         164,451          31.3%          24.6%          6.7%
---------------------------------------------------------------------------------------------------------------
TOTAL                                  $  400,945      $  331,654          20.9%          14.8%          6.1%
---------------------------------------------------------------------------------------------------------------

BD BIOSCIENCES
   Discovery Labware                   $   44,883      $   41,875           7.2%           1.2%          6.0%
   Immunocytometry Systems                 82,144          64,052          28.2%          19.5%          8.7%
   Clontech                                14,353          15,755          -8.9%         -14.1%          5.2%
   Pharmingen                              30,338          26,675          13.7%           6.8%          6.9%
---------------------------------------------------------------------------------------------------------------
TOTAL                                  $  171,718      $  148,357          15.7%           8.5%          7.2%
---------------------------------------------------------------------------------------------------------------

TOTAL REVENUES                         $1,199,531      $1,051,648          14.1%           7.5%          6.6%
---------------------------------------------------------------------------------------------------------------


BECTON DICKINSON AND COMPANY
RECONCILIATION TO PRO FORMA AMOUNTS
Three Months Ended December 31,
(Unaudited; Amounts in thousands, except per-share data)



                                                          2003
                                      -------------------------------------------
                                           As             BGM         Excluding
                                        Reported        Charges *      Charges
                                      -------------------------------------------
Gross Profit                            $558,647         $45,024       $603,671
   as a % of revenues                      46.6%                          50.3%

Operating Income                         168,374          45,024        213,398
   as a % of revenues                      14.0%                          17.8%

Net Income                               125,402          27,915        153,317
   as a % of revenues                      10.5%                          12.8%

Diluted EPS                                 0.48            0.11           0.59


*  Relates to the fiscal 2004 charge associated with blood glucose monitoring
   (BGM) products.


BECTON DICKINSON AND COMPANY
RECONCILATION TO PRO FORMA AMOUNTS
Twelve Months Ended September 30,
(Unaudited)

                                                          2003
                                       -------------------------------------------
                                           As           Non-cash      Excluding
                                        Reported        Charges        Charges
                                       -------------------------------------------
Diluted EPS                              $2.07            $.08**         $2.15

** Relates to the fiscal 2003 write-down of certain intangible assets and inventory in the BD Biosciences segment.